May 15, 2014

PRESS RELEASE

Century Casinos, Inc. Announces First Quarter 2014  Results

Colorado Springs, Colorado – May 15, 2014 – Century Casinos, Inc. (NASDAQ Capital Market® and Vienna Stock Exchange: CNTY) today announced its financial results for the three months ended March 31, 2014.

First Quarter 2014 Highlights*

•	Net operating revenue was $29.1 million, a 62% increase from the three months ended March 31, 2013.
•	Adjusted EBITDA** was $2.8 million, a 15% decrease from the three months ended March 31, 2013.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $0.5 million, a 69% decrease from the three months ended March 31, 2013.
•	Earnings per share were $0.02.
•	Book value per share *** at March 31, 2014 was $4.95.

The period over period increase in net operating revenue relates to the inclusion of operating results from Casinos Poland Ltd. (Casinos Poland or CPL) beginning in the second quarter of 2013. In April 2013, the Company completed the purchase of an additional 33.3% ownership interest in CPL. The Company owns a 66.6% ownership interest in CPL and consolidates CPL financial information as a majority-owned subsidiary for which the Company has a controlling financial interest. Prior to the acquisition of this additional interest in CPL, the Company owned 33.3% of CPL and accounted for the CPL ownership interest as an equity investment.

On November 29, 2013, our subsidiary Century Casinos Europe GmbH finalized credit and management agreements with United Horsemen of Alberta, Inc.  (UHA)  in connection with the development of a Racing Entertainment Center (REC)  project in the north metropolitan area of Calgary, Alberta, Canada. Construction commenced in March 2014 and the Company anticipates that UHA will complete the REC by the first quarter of 2015. The project will include a horse race track and gaming, restaurant and entertainment facilities. Under the agreements, we acquired 15% of UHA, control the UHA board of directors and will manage the development and operation of the REC project. As of November 29, 2013, we began consolidating UHA as a minority owned subsidiary for which we have a controlling financial interest. While unaffiliated shareholders currently own the remaining 85% of UHA, we have the right to convert $11 million (that we will provide out of a total of $24 million for the development of the REC project) into an additional 60% ownership interest in UHA, bringing our total to 75%. We account for and report the 85% UHA ownership interest that we currently do not own as a non-controlling financial interest.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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Amounts in thousands, except per share data	For the Three Months Ended March 31,
Consolidated Results:	2014	2013	% Change
Net operating revenue	$ 29,110	$ 17,991	62%
Earnings from operations	983	2,048	(52%)
Net earnings	510	1,662	(69%)

Adjusted EBITDA**	$ 2,770	$ 3,240	(15%)

Earnings per share:
Basic	$ 0.02	$ 0.07	(71%)
Diluted	$ 0.02	$ 0.07	(71%)
Weighted average common shares:
Basic	24,380	24,128
Diluted	24,384	24,154

“After a solid start to the year in January and February with net operating revenue up over 70% and EBITDA up over 30%, the month of March was challenging due to lower than expected performance for Casinos Poland and lower overall customer volume with the Easter holiday falling in April rather than in March as in 2013. In addition, a weaker Canadian dollar and weaker Colorado markets contributed to unsatisfactory results for the quarter. However, we are happy to report that construction of the Century Downs Racetrack & Casino is progressing on-time and on-budget and the project is on track for a first quarter 2015 opening,” said Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos.

Three Months Ended March 31, 2014  Results*

Net operating revenue increased by $11.1 million, or 61.8% for the three months ended March 31, 2014 compared to the three months ended March 31, 2013. Following is a summary of the changes in net operating revenue by property or category for the three months ended March 31, 2014 compared to the three months ended March 31, 2013:

	Net Operating Revenue
	For the Three Months
	Ended March 31,
	2014/2013
Amounts in millions	Change	% Change
Century Casino & Hotel, Edmonton	($0.4)	(6%)
Century Casino, Calgary	(0.2)	(9%)
Century Casino & Hotel, Central City	(0.5)	(11%)
Century Casino & Hotel, Cripple Creek	(0.4)	(13%)
Casinos Poland	12.4	100%

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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Cruise Ships & Other	(0.2)	(9%)
United Horsemen Alberta	0.3	100%
Total	$ 11.0	62%

Earnings from operations decreased by ($1.1) million, or (52.0%) for the three months ended March 31, 2014 compared to the three months ended March 31, 2013. Following is a summary of changes in earnings from operations by property or category for the three months ended March 31, 2014 compared to the three months ended March 31, 2013:

	Earnings from Operations
	For the Three Months
	Ended March 31,
	2014/2013
Amounts in millions	Change	% Change
Century Casino & Hotel, Edmonton	($0.2)	(9%)
Century Casino, Calgary	(0.1)	(123%)
Century Casino & Hotel, Central City	(0.3)	(56%)
Century Casino & Hotel, Cripple Creek	(0.4)	(81%)
Casinos Poland	0.0	100%
Cruise Ships & Other	(0.1)	(39%)
United Horsemen Alberta	0.2	100%
Corporate Other	(0.2)	(12%)
Total	($1.1)	(52%)

Net earnings decreased by ($1.2) million, or (69.3%) for the three months ended March 31, 2014 compared to the three months ended March 31, 2013. Following is a summary of the changes in net earnings (loss) by property or category for the three months ended March 31, 2014 compared to the three months ended March 31, 2013:

	Net Earnings
	For the Three Months
	Ended March 31,
	2014/2013
Amounts in millions	Change	% Change
Century Casino & Hotel, Edmonton	($0.2)	(11%)
Century Casino, Calgary	(0.1)	(54%)
Century Casino & Hotel, Central City	(0.2)	(56%)
Century Casino & Hotel, Cripple Creek	(0.2)	(82%)
Casinos Poland	0.0	100%
Cruise Ships & Other	(0.1)	(45%)
United Horsemen Alberta	0.0	100%
Corporate Other	(0.4)	(45%)

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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Total	($1.2)	(69%)

Items deducted from or added to earnings from operations to arrive at net earnings include,  interest income, interest expense, gains on foreign currency transactions, income tax expense and non-controlling interests.

Property and Category Results (in thousands)

The following are property and category results for net operating revenue and Adjusted EBITDA.

	Net Operating Revenue			Adjusted EBITDA**
	For the Three Months		%	For the Three Months		%
	Ended March 31,		Change	Ended March 31,		Change
	2014	2013		2014	2013
Century Casino & Hotel, Edmonton	$ 6,069	$ 6,455	(6%)	$ 2,160	$ 2,372	(9%)
Century Casino, Calgary	2,150	2,355	(9%)	192	347	(45%)
Century Casino & Hotel, Central City	3,938	4,447	(11%)	548	897	(39%)
Century Casino & Hotel, Cripple Creek	2,524	2,892	(13%)	331	717	(54%)
Casinos Poland	12,413	0	100%	778	0	100%
Cruise Ships & Other	1,672	1,842	(9%)	229	318	(28%)
United Horseman Alberta	344	0	100%	100	0	100%
Corporate	0	0	0%	(1,568)	(1,411)	(11%)
Consolidated	$ 29,110	$ 17,991	62%	$ 2,770	$ 3,240	(15%)

Balance Sheet and Liquidity

As of March 31, 2014, the Company had $26.4 million in cash and cash equivalents and $33.8 million in outstanding debt on its balance sheet compared to $27.4 million in cash and cash equivalents and $34.1 million in debt obligations at December 31, 2013.  The $33.8 million in outstanding debt includes $7.5 million related to CPL, $17.6 million related to a long-term land lease of UHA and $8.7 million related to our Bank of Montreal credit agreement.  On February 21, 2013, the Company borrowed $7.2 million from the Bank of Montreal credit agreement to pay for the additional 33.3% investment in CPL, which closed on April 8, 2013. The Bank of Montreal credit agreement has a term of five years through May 2017 and is guaranteed by the Company. Once repaid, amounts cannot be reborrowed. As of March 31, 2014, the Company had approximately $15.0 million available for borrowing under the Bank of Montreal credit agreement.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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Conference Call Information

Today the Company will post a copy of the quarterly report on Form 10-Q filed with the SEC for the quarter ended March 31, 2014 on its website at http://corporate.cnty.com/investor-relations/sec-filings.

Century Casinos will host its first quarter 2014  earnings conference call today at 8:00 am MDT; 4:00 pm CET, respectively. U.S. domestic participants should dial 1-888-539-3696. For all international participants, please use 719-325-2494 to dial-in. Participants may also listen to the call live or obtain a recording of the call on the Company’s website until May 29, 2014 at http://corporate.cnty.com/investor-relations/sec-filings.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Statements of Earnings

	For the Three Months Ended March 31,
Amounts in thousands, except for per share information	2014	2013
Operating revenue:
Net operating revenue	29,110	17,991
Operating costs and expenses:
Total operating costs and expenses	28,127	15,847
(Losses) from equity investment	0	(96)
Earnings from operations	983	2,048
Non-operating income (expense):
Interest income	13	6
Interest expense	(685)	(82)
Gains on foreign currency transactions and other	130	7
Non-operating income (expense), net	(542)	(69)
Earnings before income taxes and non-controlling interest	441	1,979
Income tax provision	215	317
Net earnings	226	1,662
Plus: Net losses attributable to non-controlling interests	284	0
Net earnings attributable to Century Casinos, Inc. shareholders	$ 510	$ 1,662

Earnings per share attributable to Century Casinos, Inc.:
Basic	$ 0.02	$ 0.07
Diluted	$ 0.02	$ 0.07

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
	March 31,	December 31,
	2014	2013
Assets
Current assets	$ 31,456	$ 32,360
Property and equipment, net	131,530	132,639
Other assets	24,948	25,625
Total assets	$ 187,934	$ 190,624

Liabilities and Shareholders’ Equity
Current liabilities	$ 27,720	$ 26,801
Non-current liabilities	32,611	34,373
Shareholders’ equity	127,603	129,450
Total liabilities and shareholders’ equity	$ 187,934	$ 190,624

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Adjusted EBITDA Margins ** by Property or Category

	For the Three Months
	Ended March 31,
	2014	2013
Century Casino & Hotel, Edmonton	36%	37%
Century Casino, Calgary	9%	15%
Century Casino & Hotel, Central City	14%	20%
Century Casino & Hotel, Cripple Creek	13%	25%
Casinos Poland	6%	0%
Cruise Ships & Other	14%	17%
United Horsemen Alberta	29%	0%
Consolidated Adjusted EBITDA Margin	10%	18%

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the three months ended March 31, 2014

Amounts in thousands

	Three Months Ended March 31, 2014
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	United Horsemen Alberta	Corporate	Total
Net earnings (loss)	$ 1,423	$ 57	$ 158	$ 52	$ 32	$ 109	($2)	($1,319)	$ 510
Interest income	0	0	0	0	(1)	0	0	(12)	(13)
Interest expense	101	0	0	0	95	0	488	1	685
Income taxes (benefit)	432	(69)	97	38	(19)	21	17	(302)	215
Depreciation and amortization	238	218	293	241	693	99	0	28	1,810
Non-controlling interest	0	0	0	0	16	0	(300)	0	(284)
Non-cash stock based compensation	0	0	0	0	0	0	0	21	21
Foreign currency losses (gains)	(34)	(14)	0	0	(97)	0	0	15	(130)
(Gain) loss on disposition of fixed assets	0	0	0	0	59	0	0	0	59
Impairments and other write-offs	0	0	0	0	0	0	(103)	0	(103)
Adjusted EBITDA*	$ 2,160	$ 192	$ 548	$ 331	$ 778	$ 229	$ 100	($1,568)	$ 2,770

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the three months ended March 31, 2013

Amounts in thousands

	Three Months Ended March 31, 2013
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 1,599	$ 125	$ 356	$ 296	$ 199	($913)	$ 1,662
Interest income	0	0	0	0	0	(6)	(6)
Interest expense	90	0	0	0	(8)	0	82
Income taxes (benefit)	447	(7)	217	182	22	(544)	317
Depreciation and amortization	260	233	329	239	101	29	1,191
Non-cash stock based compensation	0	0	0	0	0	2	2
Foreign currency losses (gains)	(24)	(4)	0	0	0	21	(7)
(Gain) loss on disposition of fixed assets	0	0	(5)	0	4	0	(1)
Adjusted EBITDA*	$ 2,372	$ 347	$ 897	$ 717	$ 318	($1,411)	$ 3,240

*  The Company defines Adjusted EBITDA as net earnings (loss) before interest, income taxes (benefit), depreciation, amortization, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, (gains) losses on disposition of fixed assets, discontinued operations, realized foreign currency (gains) losses, gain on business combination and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings and Adjusted EBITDA reported for each property. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) above.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

**  The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates 29 casinos worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. The Company also operates casinos aboard 14 luxury cruise vessels (Regatta, Nautica, Insignia, Marina, Riviera, Mein Schiff 1, Mein Schiff 2, Wind Surf, Wind Star, Wind Spirit, Star Pride, Seven Seas Voyager, Seven Seas Mariner and Seven Seas Navigator) and the casino on the cruise ferry Nova Star. Through its Austrian subsidiary, Century Casinos Europe GmbH, the Company holds a 66.6% ownership interest in Casinos Poland Ltd, the owner and operator of nine casinos in Poland. The Company also manages the operations of the casino at the Radisson Aruba Resort, Casino & Spa in Aruba, Caribbean. The Company is currently developing a project in the north metropolitan area of Calgary, Alberta, Canada that will include a horse race track and other gaming, restaurant and entertainment facilities. Century Casinos, Inc. continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® and the Vienna Stock Exchange under the symbol CNTY.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations (including results for Casinos Poland, Ltd.), operating efficiencies, synergies and operational performance, development of and the prospects for the REC project, debt repayment and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2013. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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